Exhibit 99.1

TRIUMPH BANCORP, INC. TO ACQUIRE COLOEAST BANKSHARES, INC.

DALLAS – March 7, 2016 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced that it has signed a definitive agreement to acquire ColoEast Bankshares, Inc., parent of Colorado East Bank & Trust, headquartered in Lamar, Colorado.

ColoEast Bankshares, Inc. is a bank holding company with $759 million in total assets as of 12/31/2015. Its community banking subsidiary, Colorado East Bank & Trust, offers personal checking, savings, CD, money market, HSA, IRA, NOW and business accounts, as well as consumer, commercial and mortgage loans from 18 branches and one loan production office located throughout Colorado and far western Kansas.

“Triumph’s acquisition of ColoEast Bankshares, Inc. will provide immediate and long-term benefits to both of our organizations,” commented Aaron P. Graft, Vice Chairman and CEO of Triumph Bancorp, Inc. “We are excited to welcome the customers and staff of Colorado East Bank & Trust to the Triumph Bancorp group of companies.”

Stephen A. Sherlock, Vice Chairman and CEO of Colorado East Bank & Trust commented, “We are pleased to join a dynamic and entrepreneurial organization with a track record of strong growth. By partnering with Triumph we will be able to offer our customers the same level of prompt, professional and personal service they are accustomed to along with an expanded product offering in support of local economic and civic development in the communities in which we operate.”

The definitive merger agreement provides for Triumph Bancorp, Inc. to acquire ColoEast Bankshares, Inc., in an all-cash transaction. Under the terms of the definitive agreement, Triumph Bancorp, Inc. will pay $70 million for the outstanding common stock of ColoEast Bankshares, Inc. Consideration could be reduced to $69 million should ColoEast Bankshares, Inc. not achieve certain targets.

The merger has been unanimously approved by the Boards of Directors of both companies and is subject to customary closing conditions, including approval of the merger agreement by ColoEast Bankshares, Inc. shareholders and receipt of required regulatory approvals. The transaction is expected to close in the third quarter of 2016.

Triumph Bancorp, Inc. was advised in this transaction by Wachtell, Lipton, Rosen & Katz as legal counsel. Performance Trust, LLC rendered a fairness opinion to the Board of Directors of ColoEast Bankshares, Inc. in connection with this transaction. Bieging, Shapiro & Barber acted as legal counsel to ColoEast Bankshares, Inc.

Aaron P. Graft, Vice Chairman and CEO, and Bryce Fowler, CFO, of Triumph, will host a conference call for investors and analysts, to discuss the transaction details, beginning at 10:00 a.m. Central Time on Monday, March 7th, 2016.

To participate in the live conference call, please dial 1 (855) 779-1042 (U.S. and Canada) and enter Conference ID # 62419950. A simultaneous audio-only webcast may be accessed via Triumph’s website at www.triumphbancorp.com through the Investor Relations, News & Events and Webcasts and Presentations links, or through a direct link here at http://edge.media-server.com/m/p/zyesxsgp. An archive of this conference call will subsequently be available at this same location on Triumph’s website.

About Triumph

Headquartered in Dallas, Texas, Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company with a diversified line of community banking, commercial finance and asset management activities. www.triumphbancorp.com

Forward-Looking Statements

This Press Release may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements, including statements with respect to the expected benefits of the proposed transaction and the timing of the proposed transaction, are predictions and that actual events or results may differ materially. These forward-looking statements are not guarantees of future results and are subject to factors that could cause actual results to differ materially from those we may expect, including, but not limited to: economic, political and market conditions and fluctuations; competition; the possibility that the expected benefits related to the proposed transaction may not materialize as expected; the proposed transaction not being timely completed, if completed at all; prior to the completion of the proposed transaction, ColoEast’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and other factors identified in our filings with the Securities and Exchange Commission (the “SEC”). For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the SEC on February 26, 2016. Forward-looking statements speak only as of the date made and Triumph undertakes no duty to update such information.

Source: Triumph Bancorp, Inc.

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Investor Relations:

Luke Wyse

Vice President, Finance & Investor Relations

lwyse@triumphllc.com

214-365-6936

Media Contact:

Amanda Tavackoli

Vice President, Marketing & Communication

atavackoli@triumphllc.com

214-365-6930